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                                                                   EXHIBIT 10.78
                                   EXHIBIT A

                                ESCROW AGREEMENT

      ESCROW AGREEMENT dated as of May ____, 1994, by and among WHITE BROADCASTING, whose principal mailing address is 685 East Long Lake, Bloomfield Hills, Michigan 48304 ("Seller"), PARTECH COMMUNICATIONS GROUP, INC., a Nevada corporation with its principal executive offices located at 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221 ("Partech"), and Mark T. Jorgenson d/b/a Jorgenson Broadcast Brokerage, an individual whose office is located at 2700 West M.L. King Boulevard, Suite 400, Tampa, Florida 33607 (the "Escrow Agent").

                             W I T N E S S E T H :

      WHEREAS, Seller and Partech have agreed to enter into an agreement (the "Agreement") concerning the acquisition by Partech or Partech's assignee from Seller of an operating FM radio broadcast station and of certain of the assets and properties which comprise the station known as WIIS-FM (referred to hereafter as the "Station"); and

      WHEREAS, as an indication of Partech's good faith, Partech has agreed to deposit Twenty-Five Thousand Dollars ($25,000.00) (the "Deposit") in an escrow account in Barnett Bank of Tampa, Florida under the control of the Escrow Agent upon the parties' complete execution of a Purchase Agreement for the purchase of the Station, with such deposit to be held in escrow pursuant to the terms and conditions set forth in this Escrow Agreement and, if applicable, the Agreement; and

      WHEREAS, it is the intention of Seller and Partech that the Escrow Agent shall control under the terms of this Escrow Agreement all funds which the parties may agree to be held under the terms of this Escrow Agreement and the Agreement (all such funds hereinafter collectively referred to as the "Deposit").

      NOW, THEREFORE, in consideration of the mutual promises of the other. The parties hereto do hereby agree as follows:

      1.     DEPOSITS IN ESCROW.

             (a) Partech hereby deposits in escrow, and the Escrow Agent hereby acknowledges receipt of, the Deposit in the amount of Twenty-Five Thousand Dollars ($25,000.00).

             (b) The Escrow Agent agrees to accept any Deposit in accordance with the terms and conditions of this Escrow Agreement and, if applicable, the Agreement, and agrees to execute and deliver such other agreements or documents as may be required by the parties.

      2.     RIGHTS RESPECTING THE DEPOSITS.

             (a) Unless and until an Event of Default (as defined herein) shall occur, the Escrow Agent shall at all times maintain the Deposit in account number ____________ at Barnett Bank of Tampa, Florida, A NATIONAL BANK, with this account insured by the Federal Deposit Insurance Corporation.

             (b) In the event of the occurrence of a Termination Event, pursuant to paragraph 3 hereof, then within three (3) days thereafter the Escrow Agent shall deliver to Partech the Deposit with interest earned thereon in good funds.

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             (c)   If Seller and Partech or Partech's assignee mutually agree to terminate this Escrow Agreement or the undertaking contemplated hereby, then each shall notify the Escrow Agent and within three (3) days thereafter the Escrow Agent shall deliver to Partech the Deposit with interest earned thereon in good funds.

             (d) In the event Seller and Partech or Partech's assignee consummate the purchase contemplated hereby under the Agreement, then upon closing of that transaction, in accordance with the terms of the Agreement, the Escrow Agent shall return to Partech the Deposit with interest earned thereon in good funds.

             (e) In the event of the occurrence of an Event of Default, pursuant to paragraph 4 hereof, then as soon as possible after the determination of the Event of Default the Escrow Agent shall deliver to the non-defaulting party the Deposit with interest earned thereon in good funds, in the case of Partech as a return of funds deposited hereunder, and in the case of the Station as liquidated damages hereunder.

             (f) In the event a dispute between Partech and Seller is submitted to a court of competent jurisdiction for final determination, the final determination of such court with respect to any dispute so submitted, after all appeals have been taken or the time to appeal shall have expired, shall be conclusive and binding upon the Escrow Agent, and the Escrow Agent shall comply with the instructions of such court.

      3.     TERMINATION EVENTS; TERMINATION OF ESCROW AGREEMENT.

             (a) This Escrow shall terminate in the event of the occurrence of any of the following events (the "Termination Events"):

                   (i) Seller and Partech or Partech's assignee fail to execute the Agreement on or before __________, 1994; or

                   (ii) Seller and Partech or Partech's assignee fail to consummate the purchase transaction contemplated hereunder by the Agreement on or before ____________, 1994, or as may be otherwise provided; or

                   (iii) The Agreement terminates pursuant to its terms other than by reason of breach or default by Partech or Partech's assignee.

             (b) This Escrow Agreement shall terminate and be of no further force and effect, and the Escrow Agent shall have no further duties hereunder and shall be released from any further obligations or liabilities hereunder, when Section 2 hereof is complied with and all of the Deposit and interest thereon shall have been released in compliance therewith.

      4.     EVENTS OF DEFAULT.

      Any event which is considered an Event of Default under the Agreement shall in turn be considered an event of default hereunder. To the extent required by law, the parties hereto incorporate herein those terms of the Agreement which define or describe Events of Default; otherwise, this Escrow Agreement makes reference to those terms solely for the purpose of identifying those events which give rise to an obligation by Escrow Agent hereunder to deliver the Deposit and interest earned thereon.

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      5.     RIGHTS AND DUTIES OF THE ESCROW AGENT.

             (i) REIMBURSEMENT OF EXPENSES. The Escrow Agent shall be reimbursed by Seller for any and all fees, expenses and out-of-pocket expenses incurred by him, if any, in performing his duties under this Escrow Agreement and all interest earned on the Deposit shall be for the account of Partech.

             (ii) DUTIES OF THE ESCROW AGENT. The Escrow Agent shall have no duties or responsibilities under this Escrow Agreement other than those specifically set forth in Sections 1 and 2 hereof or in this Section 4. The Escrow Agent shall have no duty or responsibility (i) to enforce or cause to be enforced any of the terms and conditions in the Purchase Agreement or in any of the documents referred to therein or (ii) to verify the accuracy or sufficiency of any directions or other document received by him. The Escrow Agent shall be protected in acting upon any directions or other document believed by him to be given and containing what purports to be the signature of any authorized officer of Partech and/or Seller.

             (iii) LIABILITY OF ESCROW AGENT. The Escrow Agent shall not be liable for any act or failure to act, other than for willful misconduct or gross negligence.

             (iv) INDEMNITY. Partech and Seller agree to and hereby jointly and severally indemnify and hold harmless the Escrow Agent and its partners, employees, attorneys and agents (the "Indemnitees") against and in respect of all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses and legal and other expenses (including reasonable fees and expenses of attorneys chosen by the Indemnitees hereunder) as and when incurred, arising out of or based upon any act or failure to act (other than by reason of willful misconduct or gross negligence) on the part of the Escrow Agent in connection with any of the duties required to be performed by the Escrow Agent hereunder.

             (v) RESIGNATION. The Escrow Agent may notify Partech and Seller of his desire to be relieved of any further obligations hereunder. Partech and Seller shall thereupon agree upon a successor to act as escrow agent hereunder and, in such event, the Escrow Agent shall deliver the Deposit then held by the Escrow Agent to such successor escrow agent.

      6.     SCOPE OF THIS ESCROW AGREEMENT.

             This Escrow Agreement shall serve to govern and shall be applicable only to the subject matter hereof. No implication, inference or conclusion shall be drawn from the execution and delivery of this Escrow Agreement and Partech and Seller understand and agree that upon the termination of this Escrow Agreement, the rights and obligations of the parties shall be governed only by the Purchase Agreement and this Escrow Agreement shall have no effect whatsoever. Nothing contained herein, however, shall prevent this Escrow Agreement from being solely used for purposes of enforcing the rights and obligations of the parties hereto with respect to the escrow provided hereunder and this Escrow Agreement only, and for no other purpose.

      7.     MISCELLANEOUS.

             (i) ENTIRE AGREEMENT. This Escrow Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and may not be changed orally, but only by an instrument in writing signed by the party against whom

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enforcement of such change is sought.

             (ii) NOTICES. All notices, directions and other communications hereunder shall be in writing and shall be deemed to have been given when actually received or, with respect to notices, when mailed by certified or registered United States mail, return receipt requested, as follows:

             If to Partech, to:

             Partech Communications Group, Inc.
             3366 Riverside Drive
             Suite 200
             Columbus, Ohio  43221
             Attention:  Mr. John E. Rayl
             (614) 538-0660  Fax: (614) 538-0670

             If to Seller, to:

             WHITE BROADCASTING
             685 East Long Lake
             Bloomfield Hills, Michigan
             Attention:   Mr. J. Larry White

             ()   Fax: ()

             If to the Escrow Agent, to:

             Mark Jorgenson
             Jorgenson Broadcast Brokerage
             2700 West M.L. King Boulevard, Suite 400
             Tampa, Florida  33607
             (813) 877-3000  Fax: (813) 877-4849

             Any party may change its address for notices hereunder by giving notice of such change to the other parties in accordance with the provisions of this Section 7(ii).

             (iii) HEADINGS. The headings of the sections of this Escrow Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Escrow Agreement.

             (iv) GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Ohio for contracts made and to be performed in such state without giving effect to the principles relating to the conflict of law.

             (v) BINDING NATURE. This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns.

             (vi) COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Escrow Agreement.

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      IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as of the date first above written.




                               WHITE BROADCASTING



                               By: __________________________________
                                                        Title




                               PARTECH COMMUNICATIONS GROUP, INC.



                               By: __________________________________
                                                        Title





                               _______________________________________
                               MARK JORGENSON,  Escrow Agent




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